UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported):  October 1, 2008

HEMACARE CORPORATION
(Exact name of registrant as specified in its charter)

California	000-15223	95-3280412
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15350 Sherman Way, Suite 350, Van Nuys, CA  91406
(Address of principal executive offices) (Zip Code)

(818) 226-1968
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)  Resignation of Officer

On October 1, 2008, Julian Steffenhagen resigned as Interim Chief Executive Officer of HemaCare Corporation (the “Company”).  Mr. Steffenhagen, continues to serve on the Board of Directors of the Company and retains the title of Chairman of the Board.

5.02(c)  Appointment of Officer

Effective October 1, 2008, the Board of Directors of the Company appointed Mr. John Doumitt to the position of Chief Executive Officer.

Mr. Doumitt, age 44, has served since October 2007 as the Company’s Executive Vice President and General Manager, Transfusable Products.  Previously Mr. Doumitt was Vice President, Operations at Activus Healthcare Solutions from January 2007 to June 2007, Senior Director, Operations Finance, North America for Ingram Micro from 2005 to 2007 and Director, Field Services for Cardinal Health, Nuclear Pharmacy Services, formerly Syncor International Corporation, from 1998 through the end of 2004.  Mr. Doumitt received his Bachelor Degree in Industrial Engineering from the University of Southern California, and his Masters Degree in Management from Purdue University, and is a registered Professional Engineer in Industrial Engineering.  There is no family relationship between Mr. Doumitt and any officer or director of the Company.

5.02(d)  Appointment of Directors

(1) Effective October 1, 2008, the Board of Directors of the Company elected Mr. John Doumitt as a member of the Board of Directors.  Mr. Doumitt is the Company’s Chief Executive Officer as of October 1, 2008, and is, and has been since October 2007, the Company’s General Manager, Transfusable Products.  Previously Mr. Doumitt was Vice President, Operations at Activus Healthcare Solutions from January 2007 to June 2007, Senior Director, Operations Finance, North America for Ingram Micro from 2005 to 2007 and Director, Field Services for Cardinal Health, Nuclear Pharmacy Services, formerly Syncor International Corporation, from 1998 through the end of 2004.  Mr. Doumitt received his Bachelor Degree in Industrial Engineering from the University of Southern California, and his Masters Degree in Management from Purdue University, and is a registered Professional Engineer in Industrial Engineering.  There is no family relationship between Mr. Doumitt and any officer or director of the Company.

(2) Effective October 1, 2008, the Board of Directors of the Company elected Mr. Robert Chilton as a member of the Board of Directors.  Mr. Chilton is, and has been since October 2003, the Company’s Executive Vice President and Chief Financial Officer, and is as of October 1, 2008, the Company’s General Manager, Therapeutic Services.  Prior to joining the Company, Mr. Chilton was Executive Vice President and Chief Financial Officer of Preferred Health Management, Inc. from 1999 to 2003, and from 1997 to 1999 was Chief Financial Officer of OrthAlliance, a publicly traded dental practice management company.  Mr. Chilton previously was associated with KPMG Peat Marwick, and is a Certified Public Accountant.  Mr. Chilton received his Bachelor in Economics and MBA Degrees from the University of California, Los Angeles.  There is no family relationship between Mr. Chilton and any officer or director of the Company.

5.02(e)  Compensatory Arrangements with Officer

(1) Associated with Mr. Doumitt’s new position as Chief Executive Officer, the Board of Directors approved the following effective October 1, 2008:  (i) a bi-weekly salary of $9,615.38, (ii) participation in the Company’s 2008 bonus plan with a maximum potential bonus of 40% of annual base salary, (iii) $1,000 per month car allowance, and (iv) stock option for 75,000 shares of the Company’s Common Stock with an exercise price based on the closing market price on October 1, 2008, and vesting in four equal annual amounts starting October 1, 2009.

(2) Effective October 1, 2008, the Board of Directors approved the following compensation changes for Mr. Robert Chilton, the Company’s Executive Vice President and Chief Financial Officer:  (i) a biweekly salary of $8,846.15, (ii) participation in the Company’s 2008 bonus plan with a maximum potential bonus potential of 40% of annual base salary, (iii) $1,000 per month car allowance, and (iv) stock option for 50,000 shares of the Company’s Common Stock with an exercise price based on the closing market price on October 1, 2008, and vesting in four equal annual amounts starting October 1, 2009.

Item 7.01  Regulation FD Disclosure

On October 1, 2008, the Company issued a press release announcing the appointment of John Doumitt as Chief Executive Officer and a member of the Board of Directors of the Company, and Robert Chilton as a member of the Board of Directors of the Company.  A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this report on Form 8-K, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to information in this report.  The furnishing of the information in this Item 7.01 of this report is not intended to and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material investor information that is not otherwise publicly available.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description
99.1
Press release of HemaCare Corporation, dated October 1, 2008, announcing the appointment of John Doumitt as Chief Executive Officer and a member of the Board of Directors, and the appointment of Robert Chilton as a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008	HEMACARE CORPORATION By /s/ Robert S. Chilton Robert S. Chilton, Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1
Press release of HemaCare Corporation, dated October 1, 2008, announcing the appointment of John Doumitt as Chief Executive Officer and a member of the Board of Directors, and the appointment of Robert Chilton as a member of the Board of Directors.